WORDLOGIC CORPORATION

2008 STOCK COMPENSATION PLAN

SECTION 1
INTRODUCTION

1.1        Establishment. Wordlogic Corporation (the “Company”), a Nevada corporation, hereby establishes the 2008 Stock Compensation Plan (the “Plan”) for employees, consultants, directors, and other persons associated with the Company and any of the Company’s subsidiaries, whom the board of directors of the Company wishes to compensate for services.

1.2        Purposes. The purposes of this Plan are to (i) attract and retain the best available personnel for positions of responsibility within the Company (ii) provide incentives to employees, officers, and management of the Company, (iii) provide Directors, Consultants and Advisors of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continued provision of services to the Company, and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company's business and increases in shareholder value, and (iv) generally to promote the success of the Company's business and the interests of the Company and all of its stockholders, through the issuance of shares of the Company's Common Stock.

                     Incentive benefits granted hereunder may be shares. The amount of shares issued shall be determined by the board or the Compensation Committee and reflected in the terms of written agreements.

SECTION 2
DEFINITIONS

2.1        Definitions. The following terms will have the meanings set forth below:

“Affiliated Corporation” means any corporation or other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise, and includes subsidiaries of the Company.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of the USA or the Income Tax Act of Canada, as it may be amended form time to time, and as appropriate to the context and as applies to the Eligible Participant.

“Effective Date” means the effective date of the Plan, which will be upon approval of the Board of Directors of the Company.

“Eligible Participants” means any employees (including, without limitation, all officers), directors, consultants and any other persons whom the Board wishes to incite to contribute to the fortunes of the Company and permitted by law or policy to receive Shares.

“Non-Statutory Share” means a Share issued under this Plan in accordance with the requirements of the Code, as amended from time to time.

“Plan Limit” shall have the meaning set forth in section 4.1.

“Share” or “Shares” shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

“Share Agreement” shall mean an agreement that will be entered into by the Company and the Eligible Participant to whom the Shares are issued and will contain terms and conditions governing the issuance of Shares

“Stockholder” means an Eligible Participant designated by the Share Issuance Committee from time to time during the term of the Plan to receive one or more Shares under the Plan.

“Share Issuance Committee” means the Compensation Committee of the Company, unless the Board strikes a separate committee, and in the absence of an empowered committee shall mean the Board.

“Stock” means the common stock of the Company.

2.2        Gender and Number. Except where otherwise indicated by the context, the masculine gender also will include the feminine gender, and the definition of any term herein in the singular also will include the plural.

SECTION 3
PLAN ADMINISTRATION

3.1        Share Issuance Committee. The Share Issuance Committee will administer the Plan. In accordance with the provisions of the Plan, the Share Issuance Committee will, in accordance with policies ordered by the Board but in the absence of board direction in its sole discretion, select the Eligible Participants to whom Shares will be issued, the amount of Shares to be issued, and any other terms and conditions of each Share as the Share Issuance Committee may deem necessary and consistent with the terms of the Plan. The Share Issuance Committee will determine the form or forms of the agreements with Stockholders. The agreements will evidence the particular provisions, terms, conditions, rights and duties of the Company and the Stockholders with respect to Shares issued pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Share Issuance Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Share Issuance Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it may deem expedient and it will be the sole and final judge of such expediency. No member of the Share Issuance Committee will be liable for any action or determination made in good faith, and all members of the Committee will, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determinations, interpretations and other actions of the Share Issuance Committee pursuant to the provisions of the Plan will be binding and conclusive for all purposes and on all persons.

SECTION 4
STOCK SUBJECT TO THE PLAN AND EXCEPTIONS

4.1        Plan limit. A maximum of 500,000 Shares (“Plan Limit”) are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares that are issued will be deducted from the Plan Limit and such Plan Limit shall not be increased without approval of the board or, if shareholders of the Company have so required, without approval of the shareholders of the Company. While any Shares are outstanding, the Company will retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder.

4.2        Unused and Forfeited Stock. Any Shares that are subject to this Plan that are not used because the terms and conditions of the Share Agreement are not met or any Shares that are used for full or partial payment of the purchase price of Shares or any Shares retained by the Company for any purpose of this Plan automatically will be returned to the Plan Limit and become available for again for use under the Plan.

4.3        Adjustments for Stock Split, Stock Dividend, Etc. If the Company at any time increases or decreases the number of its outstanding Shares of Stock, or changes in any way the rights and privileges of such Shares by means of the Payment of a Stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then, in relation to the Stock that is affected by the above events, the provisions of this Section 4.3 will apply. In such event, the numbers, rights and privileges of the following will be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such event:

(i)        adjustment to the Shares of Stock as to which Shares may be issued under the Plan.

4.4        General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 will result in the creation of a fractional Share, the number of Shares will be rounded to the next higher Share.

4.5        Determination by Share Issuance Committee, Etc. Adjustments under this Section 4 will be made by the Share Issuance Committee, whose determinations with regard thereto will be final and binding upon all parties.

4.6        Shares Exceptional to Plan. With the concurrence of the Board, the Share Issuance Committee may issue Shares outside the Plan or within the Plan but in excess of the Plan Limit, such that the available Plan Limit is not diminished, for exceptional circumstances or to acquire or retain personnel or achieve important goals or strategic targets considered important to the Company but which cannot reasonably be fit into the Plan Limit or the Plan due to insufficiency of available Plan Shares, legal impediments whereby the recipient cannot or is best not included in the Plan, or other purposes or reasons considered appropriate to the Board.

4.7        Limitations on Issuance. The Share Issuance Committee shall not, nor does it have the authority to, issue any stock compensation under this Plan for service related to investor relations or capital raising activities.

SECTION 5
REORGANIZATION OR LIQUIDATION

5.1        Reorganization and Shares. In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or control of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than by a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business of businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Share Issuance Committee will have the power and discretion to prescribe the terms and conditions for the modification of any outstanding Shares issued hereunder. By way of illustration, and not by way of limitation, the Share Issuance Committee may provide that such Shares will be exchanged or converted into Shares of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Shares in cancellation thereof. Any such determinations by the Share Issuance Committee may be made generally with respect to all Stockholders, or may be made on a case-by-case base with respect to particular Stockholders. The provisions of this Section 5 will not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock. Any determination by the Share Issuance Committee hereunder shall not amend the terms of any Share without the consent of the Stockholder unless, in the opinion of the Committee acting reasonably, such amendment is necessary to permit the alterations to the Company to be effected and such is in the interest of shareholders generally.

SECTION 6
STOCK SHARES

6.1        Issuance of Shares. An Eligible Participant may be issued one or more Shares.

6.2        Share Agreements. Each Share issued under the Plan will be evidenced by a written Share Agreement that will be entered into by the Company and the Eligible Participant to whom the Share is issued (the “Stockholder”), and will be deemed to contain the following terms and conditions, unless other terms and conditions inconsistent therewith have been entered into the Share Agreement. In the event of inconsistency between the provisions of the Plan and any Share Agreement entered into, the provisions of the Share Agreement will be considered to have been determined to be exceptional from the below and such Share Agreement shall govern where not inconsistent with law. However, the provisions of the Plan will govern where the Share Agreement omits to provide for a matter governed by the Plan and the Share Agreement will not be incomplete nor unenforceable if it fails to provide for a matter provided by the terms of this Plan as such shall be incorporated by reference:

(a) Number of Shares. Each Share Agreement will state that it covers a specified number of Shares, as determined by the Share Issuance Committee and the Share Agreement. If the Share Agreement fails to state the number then it shall be the number set forth in the minutes of the Share Issuance Committee.

(b) Issuance Period. Each Share Agreement will state the time and the amount of the Shares of the Share which shall be issued. Unless otherwise provided in the Share Agreement, Shares will vest immediately:

(c) Date of Issuance. Shares will be considered as having been issued on the date specified in the issuance resolution of the Share Issuance Committee.

6.3        Stockholder Privileges. Prior to the issuance of the Shares to the Stockholder, the Stockholder will have no rights as a stockholder with respect to any Shares issued to such person under this Plan and, until the Stockholder becomes the holder of the record of such Stock, no adjustments, other than those described in Section 4, will be made for dividends or other distributions or other rights to which there is a record date preceding the date such Stockholder becomes the holder of record of such Stock.

SECTION 7
RIGHTS OF EMPLOYEES AND STOCKHOLDERS

7.1        Employment. Nothing contained in the Plan or in any Share Agreement will confer upon any Eligible Participant any right with respect to the continuation of employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of such Eligible Participant form the rate in existence at the time of the issuance of Shares.

SECTION 8
GENERAL RESTRICTIONS

8.1        Investment representations. The Company may require any person to whom Shares are issued to give written assurances, in substance and form satisfactory to the Company and its counsel, to the effect that such person is acquiring the Stock subject to the Share Agreement for his own account for investment and not with any present intention of selling and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state and provincial securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

8.2        Compliance with Securities Laws. Each Share Agreement will be subject to the requirement that if at any time counsel to the Company determines that the listing, registration or qualification of the Shares upon any securities exchange or under any state, provincial or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares thereunder, such Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained on conditions acceptable to the Share Issuance Committee. Nothing herein will be deemed to require the Company to apply for or to obtain such listing, registration or qualification. However, where available to the circumstances of an Stockholder the Company will include the Share with any other filings that the Company elects, at its sole discretion, to file under Form S-8 or any other filings with the SEC but the Company shall not be obliged to make an individual filing for a particular Share, unless such shall have been required pursuant to the specific Share Agreement.

SECTION 9
OTHER EMPLOYEE BENEFITS

9.1        Benefits and Taxes. The amount of any compensation deemed to be received by a Stockholder as a result of a Share issuance will not constitute “earnings” with respect to which any other employee benefits of such Stockholder are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan. Any taxable consequences of any Share issuance are entirely the responsibility of the Stockholder and no contribution shall be required of the Company and, further, if the Company should suffer liability for unpaid taxes of a Stockholder then the full amount of such shall be a debt of the Stockholder to the Company payable immediately and for which the Company may seek judgment and, before judgment or process, may set-off against any amounts due to the Stockholder or may recover, again before judgment or process, by exercise of voiding the Share Issuance at the discretion of the Share Issuance Committee.

SECTION 10
PLAN AMENDMENT, MODIFICATION AND TERMINATION

10.1      Amendment. The Board may at any time terminate and, from time to time, may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders where stockholder approval is required to enable the Plan to satisfy any applicable statutory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.

               No amendment, modification or termination of the Plan will in any manner adversely affect any Shares theretofore issued under the Plan, without the consent of the Stockholders holding such Shares.

SECTION 11
WITHHOLDING

11.1      Withholding Requirement. The Company’s obligations to issue Shares will be subject to the Stockholder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements and applicable securities requirements.

11.2      Withholding With Stock. At the time Shares are issued the Share Issuance Committee, in its sole discretion, may permit the Stockholder to pay all such amounts of tax withholding, or any part thereof, that is due upon exercise of the Share by such adjustments as the Share Issuance Committee determines.

SECTION 12
BROKERAGE ARRANGEMENTS

12.1      Brokerage. The Share Issuance Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon, including, without limitation, sale of acquired Shares

SECTION 13
NONEXCLUSIVITY OF THE PLAN

13.1      Other Plans. The adoption of this Plan by the Board will not be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, or any other persons that the Company or any Affiliated Corporation now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

SECTION 14
REQUIREMENTS OF LAW

14.1      Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan will be subject to all applicable laws, rules and regulations.

14.2      Governing Law. The Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Nevada.

SECTION 15
DURATION OF THE PLAN

15.1      Termination. The Plan will terminate at such time as may be determined by the Board, and no Shares will be issued after such termination. If not sooner terminated under the preceding sentence, the Plan will fully cease and expire on the date that the Plan Limit has been exhausted and all Shares issued.